Exhibit 3.21

Check box, if applicable
☐This is a professional service corporation formed pursuant to 13 MRSA Chapter 22

Minimum Fee $105. See §1403 for proper filing Fee.
File No. 19952598 0 Pages 2
Fee Paid $ 105.00
DCN 1951631300042 ARTI
FILED
06/08/1995
/s/ GARY COOPER
Deputy Secretary of State
A True Copy When Attested By Signature
Deputy Secretary of State

Pursuant to 13-A MRSA §403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of Incorporation:

FIRST:	The name of the corporation is Mid — Maine TelPlus

and its principal business location in Maine is 1367 Broadway , Bangor, ME 04401
(physical location — street (not P. O. Box), city, state and zip code)

SECOND:	The name of its Clerk, who must be a Maine resident, and the registered office shall be:

Joseph G. Donahue
(name)

c/o Preti, Flaherty, Beliveau & Pachios
45 Memorial Circle, Augusta, Maine 04330
(physical location — street (not P.O. Box), city, state and zip code)

P. O. Box 1058, Augusta, Maine 04332-1058
(mailing address if different from above)

THIRD:	(“X” one box only)
☐ A. 1. The number of directors constituting the initial board of directors of the corporation is 2 (See §1703.1.A.)
2.	If the initial directors have been selected, the name and addresses of the persons who are to serve as directors until) the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

3.	The board of directors ☑ is ☐ is not authorized to increase or decrease the number of directors.

4.	If the board is so authorized, the minimum number, if any, shall be 1 directors, (See § 703. l.A.) and the maximum number, if any, shall be 9 directors.
☐B.	There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the the shareholders. (See § 701.2.)

FOURTH: (“X” one box only)
☑ There shall be only one class of shares (title of class) Common
     Par value of each share (if none, to state) None Number of shares authorised 3,000
☐	There shall be two or more classes of shares. The information required by §403 concerning each such class is set out in Exhibit attached hereto and made a part hereof.
SUMMARY
The aggregate par value of all authorized shares (of all classes) having a par value is $-0-
The total number of authorized shares (of all classes) without par value is 3,000 shares

FIFTH:	(“X” one box only) Meetings of the shareholders ☑ may ☐ may not be held outside of the State of Maine.

SIXTH:	(“X” if applicable) ☑ There are no preemptive rights.

SEVENTH:	Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit _____ attached hereto and made a part hereof.

INCORPORATORS	DATED	June 8, 1995

/s/ Joseph G. Donahue	Street	74 Lincoln Avenue
(signature)		(residence address)

Joseph G. Donahue		Gardiner, ME 04345

(type or print name)		(city, state and zip code)

Street

(signature)		(residence address)

(type or print name)		(city, state and zip code)

Street

(signature)		(residence address)

(type or print name)		(city, state and zip code)

For Corporate Incorporators*

Name of Corporate Incorporator

By	Street

(signature of officer)		(principal business location)

(type or print name and capacity)		(city, state and zip code)

*Articles are to be executed as follows:
If a corporation is an incorporator (§402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.
SUBMIT COMPLETED FORMS TO: SECRETARY OF STATE, STATION #101, AUGUSTA, ME 84333-0101
ATTN: CORPORATE EXAMINING SECTION
TEL. (207) 287-4195
FORM NO. MBCA-6       Rev. 92